Lordstown Motors Reports Second Quarter 2022 Financial Results

LORDSTOWN, OH (August 4, 2022) – Lordstown Motors Corp. (Nasdaq: RIDE), (“Lordstown Motors” or “LMC”), an original equipment manufacturer (“OEM”) of electric light duty vehicles focused on the commercial fleet market, today released its second quarter 2022 financial results and provided a business update.

Second Quarter and Recent Business Highlights

●	Ending cash balance of $236 million is above internal expectations and extends our runway, due in part to disciplined expense controls and rigorous program management
●	Closed Asset Purchase Agreement with Foxconn (“APA”), generated $107.5 million cash proceeds in 2Q22 and $257.5 million in total proceeds
●	Reported operating profit of $61.3 million, inclusive of a $101.7 million gain on sale plus a $18.4 million reimbursement of certain operating expenses related to the plant sale
●	Core operating expenses[1], excluding the impact of the APA, were $58.8 million or 33% lower than 1Q22, and down 47% versus 2Q21
●	Closed Contract Manufacturing Agreement, transferred the plant and approximately 400 manufacturing employees to Foxconn, reducing operating complexity and cost, and solidifying path to a less capital intensive and highly variable cost structure
●	Formed a Joint Venture with Foxconn – LMC becomes Foxconn’s primary development partner for electric vehicles in the North American commercial market
●	Continued progress with testing, validation and certification activities to prepare the Endurance for Q3 commercial release production and Q4 customer deliveries
●	Appointed Daniel Ninivaggi as Executive Chairman, promoted Edward Hightower to CEO and added several automotive veterans to strengthen senior management team
●	Targeting a limited number of strategic fleet customers for the Endurance and anchor customers for the first vehicle to be produced with Foxconn through our joint venture

1) See “Non-GAAP Measures” below.

Outlook

●	Reaffirming third quarter 2022 target for start of commercial production of the Endurance and commercial deliveries expected in Q4
●	Expect lower 2H 2022 total operating loss and capital expenditures of between $140 and $150 million, excluding contingent liabilities, reducing the minimum capital raise in 2022 from $150 million to $50 to $75 million
●	Balanced approach to allocate existing capital on the critical path items to get the Endurance to market

●	Production ramp plan will be aligned with bill of material cost reductions and capital raising
●	First vehicle program from our Foxconn joint venture expected to be announced in Q4

Please refer to “Forward Looking Statements” below.

Executive Commentary

“Over the past year, we have recruited and developed an experienced senior management team, made significant progress towards launching the Endurance, transitioned to a less capital intensive and flexible business model, established a new vehicle development platform with Foxconn, and raised some additional capital,” said Daniel Ninivaggi, LMC’s Executive Chairman.  “While these were critical foundational steps, we realize that much work remains to be done.  Our immediate focus moving forward will be on completing the successful launch of the Endurance; identifying partners, including other OEMs, to jointly scale the Endurance; defining the first vehicle program under our Foxconn joint venture; securing significant customer support for that program; and earning the support from our investors required to raise the additional capital necessary to execute our business plan,” Ninivaggi continued.

“I am excited by my expanded role as CEO of Lordstown and the joint venture with Foxconn. In Q2, we made significant progress towards our plan to launch the Endurance in Q3 of 2022 and begin sales in Q4. We look forward to getting the Endurance into customers’ hands, as we think they are going to love it.” said Edward Hightower, CEO of Lordstown Motors. “We have also started pre-development work on the first vehicle under our joint venture. Our team is excited to create and launch future products while leveraging the Foxconn EV ecosystem.”

“We are pleased with the outcome of the quarter. The rigorous program management, disciplined cost controls and intense focus by our team allowed us to end the quarter in a better cash position than planned. We have more runway and will need to raise less capital in 2022 than previously forecasted” said Adam Kroll, Chief Financial Officer of Lordstown. “However, our success and ability to execute our plan remains dependent upon our ability to raise additional capital.”

Second Quarter 2022 results

In the second quarter, we generated an operating profit of $61.3 million, including $120.1 million from the sale of the Lordstown facility, consisting of a $101.7 million gain on sale and $18.4 million in operating expense reimbursement. Excluding the impact of the APA, our core total operating expenses were $58.8 million, of which research and development (“R&D”) and selling, general and administrative (“SG&A”) costs represented $28.9 million and $29.9 million, respectively.

R&D costs included $10.7 million associated with operating the Lordstown facility and producing pre-production vehicles (“PPVs”), $16.7 million for engineering testing and development costs and $1.5 million for Endurance prototype components. Costs associated with operating the

Lordstown facility and manufacturing PPVs decreased 51% versus the first quarter of 2022 as the APA closed on May 11, 2022, resulting in the Company incurring approximately half the plant operating costs in the period. Engineering, testing and development expenses in the second quarter decreased 18% versus the first quarter of 2022. Costs related to vehicle components for building PPVs and testing fell 93%, or $18.2 million, compared to the first quarter of 2022 as we largely completed building PPVs in the quarter.

SG&A was $29.9 million in the quarter, up approximately 15% versus both the first quarter of 2022 and fourth quarter of 2021. These increases were due primarily to a non-cash charge to reflect the net realizable value for inventory, partly offset by lower legal and professional fees.

At the end of the quarter cash on hand was $236 million, approximately $32 million higher than the first quarter of 2022. The change in cash reflects $52.4 million in cash used by operations, which includes $21.6 million for working capital, $18.1 million in capital expenditures roughly half of which was tooling for the Endurance, $87.5 million in proceeds from the plant sale, and $15.1 million from equity issuances.

Please refer to “Forward Looking Statements” below.

Conference call Information

Lordstown Motors will host a conference call at 8:30 a.m. Eastern Time today (Thursday, August 4, 2022). The call can be accessed via a live webcast that is accessible on the Events page of Lordstown Motors’ Investor Relations website, as well as the investor presentation deck, at https://investor.lordstownmotors.com/. An archive of the webcast will be available shortly after the call.

About Lordstown Motors Corp.

Lordstown Motors is an electric vehicle (EV) innovator developing high-quality light duty commercial fleet vehicles, with the Endurance all electric pick-up truck as its first vehicle being launched in the Lordstown, Ohio facility. Lordstown Motors has engineering, research and development facilities in Farmington Hills, Michigan and Irvine, California. For additional information visit www.lordstownmotors.com.

Contacts:

Investors

Carter W. Driscoll, CFA

IR@lordstownmotors.com

Media

Colleen Robar

crobar@robarpr.com

313-207-5960

Financial Results

Lordstown Motors Corp.

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data -- Unaudited)

	Three months ended	Three months ended	Six months ended	Six months ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net sales	$—	$—	$—	$—
Operating expenses
Selling, general and administrative expenses	29,941	33,793	55,960	48,187
Research and development expenses [1]	10,510	76,544	72,374	168,356
Gain on sale	(101,736)	—	(101,736)	—
Total operating (income) expenses	$(61,285)	$110,337	$26,598	$216,543
Income (loss) from operations	61,285	(110,337)	$(26,598)	$(216,543)
Other income (expense)
Other income (expense)	1,991	1,877	499	(17,255)
Interest income	383	260	125	387
Income (Loss) before income taxes	$63,659	$(108,200)	$(25,974)	$(233,411)
Income tax expense	—	—	—	—
Net income (loss)	$63,659	$(108,200)	$(25,974)	$(233,411)
Income (loss) per share attributable to common shareholders
Basic	0.32	(0.61)	(0.13)	(1.33)
Diluted	0.32	(0.61)	(0.13)	(1.33)
Weighted-average number of common shares outstanding
Basic	200,821	176,585	198,674	175,595
Diluted	201,015	176,585	198,674	175,595

1 Research and development expenses for the three and six months ended June 30, 2022 are net of $18.4 million in operating expense reimbursements under the APA.

Lordstown Motors Corp.

Condensed Consolidated Balance Sheets

(Amounts in thousands except share data -- Unaudited)

	June 30, 2022	December 31, 2021
ASSETS:
Current Assets
Cash and cash equivalents	$235,686	$244,016
Inventory, net	4,013	—
Prepaid expenses and other current assets	43,080	47,121
Total current assets	$282,779	$291,137
Property, plant and equipment	286,928	382,746
Intangible assets	1,000	1,000
Other non-current assets	27,487	13,900
Total Assets	$598,194	$688,783
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities
Accounts payable	$12,979	$12,098
Accrued and other current liabilities	34,355	35,507
Purchase price down payment from Foxconn	—	100,000
Note payable to Foxconn	13,500	—
Total current liabilities	$60,834	$147,605
Warrant and other non-current liabilities	1,601	1,578
Total liabilities	$62,435	$149,183
Stockholders’ equity
Class A common stock, $0.0001 par value, 300,000,000 shares authorized; 205,871,561 and 196,391,349 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	$21	$19
Additional paid in capital	1,106,521	1,084,390
Accumulated deficit	(570,783)	(544,809)
Total stockholders’ equity	$535,759	$539,600
Total liabilities and stockholders' equity	$598,194	$688,783

Lordstown Motors Corp.

Condensed Consolidated Statements of Cash Flow

(Amounts in thousands -- Unaudited)

	Six months ended	Six months ended
	June 30, 2022	June 30, 2021
Cash flows from operating activities
Net loss	$(25,974)	$(233,411)
Adjustments to reconcile net loss to cash used by operating activities:
Stock-based compensation	6,546	5,780
Gain on disposal of fixed assets	(101,736)	—
Other non-cash changes	9,123	18,261
Forgiveness of note payable	—	(1,015)
Changes in assets and liabilities:
Accounts receivables	—	19
Inventory	(13,413)	—
Prepaid expenses and other assets	5,301	726
Accounts payable	1,197	7,209
Accrued expenses and other liabilities	(2,471)	31,057
Net Cash used by operating activities	$(121,427)	$(171,374)
Cash flows from investing activities
Purchases of capital assets	$(40,043)	$(175,601)
Investment in Foxconn Joint Venture	(13,500)	—
Proceeds from the sale of capital assets	37,553	—
Net Cash used by investing activities	$(15,990)	$(175,601)
Cash flows from financing activities
Proceeds from notes payable	$13,500	$82,016
Down payments received from Foxconn	100,000	—
Issuance of common stock	1,853	1,098
Proceeds from Equity Purchase Agreement with YA, net of issuance costs	13,734	—
Net Cash provided by financing activities	$129,087	$83,114
Decrease in cash and cash equivalents	$(8,330)	$(263,861)
Cash and cash equivalents, beginning balance	244,016	629,761
Cash and cash equivalents, ending balance	$235,686	$365,900

Non-cash items
Derecognition of Foxconn down payments for sale of capital assets	$200,000	$—
Capital assets acquired with payables	$1,846	$14,631

Lordstown Motors Corp.

Non-GAAP Reconciliation from Operating Expenses (Income) to Core Operating Expenses

(Amounts in thousands -- Unaudited)

In addition to the results provided in accordance with accounting principles generally accepted in the U.S. (“GAAP”), this release includes a non-GAAP measure, referred to as “core operating expenses,” to present operating results on an adjusted basis to eliminate the impact of the closing of the Foxconn APA. The table below provides a reconciliation of operating expenses (income), the most directly comparable financial measure calculated and presented in accordance with GAAP, to the presented non-GAAP financial measure. The Company believes that core operating expenses, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating historical trends and the current period performance. Items may be excluded from GAAP financial measures when the Company believes this provides useful supplementary information to management and investors in assessing the operating performance of our business. However, the Company’s inclusion of these adjusted measures should not be construed as an indication that its future results will be unaffected by unusual or infrequent items or that the items for which it has made adjustments are unusual or infrequent or will not recur. A non-GAAP financial measure should be considered in addition to, and not as superior to or as a substitute for the GAAP financial measures presented in this earnings release and the Company’s condensed consolidated financial statements and other publicly filed reports. In addition, any non-GAAP financial measure the Company provides may not be the same as or comparable to similar non-GAAP measures presented by other companies.

	Three months ended	Three months ended	Three months ended
	June 30, 2021	March 31, 2022	June 30, 2022
Operating Expenses (Income)	110,377	87,883	(61,285)
Adjustments:
Operating expenses reimbursement	—	—	18,355
Gain on sale	—	—	101,736
Core operating expenses	110,377	87,883	58,806

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Forward Looking Statements

This release includes forward looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "feel," "believe," "expects," "estimates," "projects," "intends," "should," "is to be," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the need to raise substantial additional capital to execute our business plan, achieve our production targets for the Endurance in 2022 and beyond, achieve scaled production of the Endurance, to continue ongoing operations and remain a going concern, and our ability to raise such funding on a reasonable timeline and with suitable terms; the cost and other impacts of contingent liabilities such as litigation, regulatory proceedings, investigations, stockholder letters and claims and availability of insurance coverage and/or adverse publicity with respect to these matters, which may have a material adverse effect, whether or not successful or valid, on our liquidity position, cash projections, business prospects and ability and timeframe to obtain financing; our limited operating history and our ability to execute our business plan, including through our relationship with Foxconn; our ability to raise sufficient capital in order to invest in the tooling that we expect will enable us to eventually lower the Endurance bill of materials cost, continue design enhancements of the Endurance and fund any future vehicles we may develop; the rollout of our business and the timing of expected business milestones, including our ability to complete the engineering of the Endurance and Foxconn's completion of the conversion and retooling of the Lordstown facility, to establish and maintain appropriate supplier relationships, to successfully complete testing, homologation and certification, and to start production and delivery of the Endurance in accordance with our projected timeline; our ability to successfully identify and implement actions that will lower the Endurance bill of materials cost; supply chain disruptions, inflation and the potential inability to source essential components and raw materials, including on a timely basis or at acceptable cost, and their consequences on testing, production, sales and other activities; our ability to obtain binding purchase orders and build customer relationships; the risk that our technology, including our hub motors, does not perform as expected and our overall ability to deliver on the expectations of customers with respect to the pricing, performance, quality, reliability, safety and efficiency of the Endurance and to provide the levels of service and support that they will require; our ability to conduct business using a direct sales model, rather than through a dealer network used by most other OEMs; the effects of competition on our ability to market and sell vehicles; our inability to retain key personnel and to hire additional personnel; the ability to protect our intellectual property rights; the failure to obtain required regulatory approvals; changes in laws or regulatory requirements or new or different interpretations of existing law; changes in governmental incentives and fuel and energy prices; the impact of health epidemics, including the COVID-19 pandemic, on our business; cybersecurity threats and compliance with privacy and data protection laws; failure to timely implement and maintain adequate financial, information technology and management processes and controls and procedures; our ability to remain in compliance with our debt covenants, our ability to repay the obligations when due, and the risks associated with having pledged significant assets as collateral for recently obtained indebtedness; and the possibility that we may be adversely affected by other economic, geopolitical, business and/or competitive factors, including the direct and indirect effects of the war in Ukraine. In addition, the transactions entered into with Foxconn are subject to risks and uncertainties. No assurances can be given that we will successfully implement or that we will realize the anticipated benefits from the recently completed transactions with Foxconn, including the contract manufacturing agreement and the joint venture to jointly develop additional EVs for launch. If we are unable to maintain our relationship with Foxconn or effectively manage outsourcing the production of the Endurance to Foxconn, we may be unable to ensure continuity, quality, and compliance with our design specifications or applicable laws and regulations, which may ultimately disrupt and have a negative effect on our production and operations. The success of the joint venture depends on many variables, including our ability to utilize the designs, engineering data and other foundational work of Foxconn, its affiliates, and other members of the MIH consortium to commercialize, industrialize, homologate and certify a vehicle in North America, along with variables that are out of the parties' control, such as technology, innovation, adequate funding, supply chain and other economic conditions, competitors, customer demand and other factors that impact new vehicle development. If we are unable to develop new vehicles for ourselves and potentially other OEM customers, our business prospects, results of operations and financial condition may be adversely affected. We will need additional funding to execute our 2022 business plan and achieve scaled production of the Endurance. As we seek additional sources of financing, there can be no assurance that such financing would be available to us on favorable terms or at all. Our ability to obtain additional financing in the debt and equity capital markets is subject to several factors, including market and economic conditions, the significant amount of capital required, the fact that our bill of materials cost is currently, and expected to continue to be, substantially higher than our anticipated selling price, uncertainty surrounding regulatory approval and the performance of the vehicle, meaningful exposure to material losses related to ongoing litigation and the SEC investigation, our performance and investor sentiment with respect to us and our business and industry. Additional information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. Any forward-looking statements speak only as of the date on which they are made, and Lordstown Motors undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.